As Amended Through February 22, 1996



                     STATE OF NEW HAMPSHIRE

                   ARTICLES OF INCORPORATION

                               OF

                       EnergyNorth, Inc.


THE UNDERSIGNED, ACTING AS INCORPORATORS OF A CORPORATION UNDER
THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, ADOPT THE FOLLOWING
ARTICLES OF INCORPORATION FOR SUCH CORPORATION:

     FIRST:  The name of the corporation is EnergyNorth, Inc.

     SECOND:  The period of its duration is perpetual.

     THIRD: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A and the principal purpose or purposes for which the corporation is organized are:

          To operate as a holding company to hold stock, other securities or interests in domestic or foreign corporations or other business organizations, but particularly those engaged in energy or energy related enterprises such as the manufacture, purchase, distribution or sale of natural gas, liquified natural gas, liquified petroleum gas or other energy related products or by-products.

     FOURTH:  Approval, license or permit from another New
Hampshire agency, board or commission required prior to receiving a Certificate of Incorporation from the Secretary of State, has been obtained from:

     Not required.

     FIFTH: The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares of common stock, $1.00 par value.

     SIXTH:    Provisions, if any, for the limitation or denial
of preemptive rights:

     Shareholders shall not have the preemptive right provided for in RSA 293-A:26.

     SEVENTH: Provisions for the regulation of the internal affairs of the corporation are:

          A. 1. The Board of Directors shall be divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term to expire at the first annual meeting of shareholders after his election, each director in Class II shall be elected to an initial term to expire at the second annual meeting of shareholders after his election and each director in Class III shall be elected to an initial term to expire at the third annual meeting of shareholders after his election and, in each case, until the election and qualification of his successor or until his earlier resignation, death or removal from office. Thereafter, upon expiration of the term of office for each class of directors, the directors of each class shall be elected to hold office until the third succeeding annual meeting of shareholders and until the election and qualification of their successors or until their earlier resignation, death or removal from office.

               2. No director nor the entire Board of Directors may be removed, with or without cause, except by the affirmative vote of 75% of the outstanding Common Stock of the Corporation, notwithstanding the fact that some lesser percentage may be specified by law or these Articles of Incorporation.

               3.   The provisions of the bylaws of the
     Corporation governing the qualifications and number of directors of the Corporation, the manner in which vacancies in the Board of Directors are filled, the affirmative vote required for action by the Board of Directors, and the appointment, designation, size, functions and termination of, vacancies in, and removal from committees of the Board of Directors shall not be amended, altered, changed or repealed by the shareholders and no provisions of these Articles of Incorporation inconsistent with such bylaw provisions shall be adopted by the shareholders except by the affirmative vote of 75% of the outstanding Common Stock of the Corporation.

               4. Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of the Corporation, this Section A of Article Seventh shall not be amended, altered, changed or repealed except by the affirmative vote of 75% of the outstanding Common Stock of the Corporation.

          B.   1.   Any Business Combination, except as set forth
     in Section 2 of this Article, that will result in an involuntary sale, redemption, cancellation or other termination of ownership of any shares of Common Stock of the Corporation owned by shareholders who do not vote in favor of, or consent in writing to, the Business Combination shall require the affirmative vote of the holders of at least a majority of all shares of the Common Stock of the Corporation that are not beneficially owned, directly or indirectly, by the Controlling Person involved in the Business Combination. Such affirmative vote as is provided for in this Article shall be in addition to any vote of the holders of the stock of the Corporation otherwise provided by law or any agreement.

               2. The provisions of this Article shall not apply to any Business Combination if:

                              (a)  The cash or fair value of
                    other readily marketable consideration to be received by such shareholders for such shares shall at least be equal to the Minimum Price Per Share, and

                              (b)  A proxy statement responsive
                    to the requirements of the Securities
                    Exchange Act of 1934 shall be mailed to the shareholders of the Corporation for the purpose of soliciting shareholder approval of the proposed Business Combination.

               3. For purposes of this Article, the following definitions shall apply:

                              (a)  Affiliate shall mean a Person
                    that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

                              (b)  Associate shall mean (1) any
                    corporation or organization of which a Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent (5%) or more of any class of equity securities, (2) any trust or other estate in which a Person has a five percent (5%) or larger beneficial interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity, (3) any spouse of a Person, and (4) any relative of a Person, or any relative of a spouse of a Person, who has the same residence as such Person or spouse.

                              (c)  Beneficial Owner shall be
                    deemed to have the same meaning as set forth in Section 240-13D-3 of the Regulations under the Securities Exchange Act of 1934.

                              (d)  Business Combination shall
                    mean:

                                             (i)       any merger
                              or consolidation of the Corporation
                              with or into a Controlling Person,
                              or

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
                                             (ii)      any sale,
                              lease, exchange or other
                              disposition of all or substantially
                              all of the property and assets of
                              the Corporation to or with a
                              Controlling Person, or

                                             (iii)     any sale,
                              lease, exchange or other
                              disposition to the Corporation of
                              any assets, cash, securities or
                              other property of a Controlling
                              Person, in exchange for securities
                              of the Corporation, or

                                             (iv)      any
                              acquisition of shares of stock of
                              the Corporation by a Controlling
                              Person by means of a statutory
                              share exchange, or

                                             (v)       any
                              reclassification of securities
                              (including any reverse stock
                              split), or recapitalization of the
                              Corporation, or any other
                              transaction (whether or not with or
                              into or otherwise involving a
                              Controlling Person) which has the
                              effect, directly or indirectly, of
                              increasing the proportionate shares
                              of any class of equity or
                              convertible securities of the
                              Corporation which is directly or
                              indirectly owned by any Controlling
                              Person.

                              (e)  Control shall mean the
                    possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                              (f)  Controlling Person shall mean
                    any Person who is the Beneficial Owner of a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then outstanding or entitled to vote, that exceeds ten percent (10%) of the outstanding shares of Common Stock of the Corporation entitled to vote. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article, on the basis of information known to the Corporation, whether any corporation, person or other entity is a Beneficial Owner of ten percent (10%) or more of the shares of Common Stock of the Corporation. Any such determination made in good faith shall be

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
                    conclusive and binding for all
                    purposes of this Article.

                              (g)  Minimum Price Per Share shall
                    mean the sum of (a) the higher of (i) the highest gross per share price paid or agreed to be paid to acquire any shares of Common Stock of the Corporation Beneficially Owned by a Controlling Person, provided such payment or agreement to make payment was made within five (5) years immediately prior to the record date set to determine the shareholders entitled to vote or consent to the Business Combination in question, or (ii) the highest per share closing sales price on the New York Stock Exchange for such Common Stock during such five (5) year period, plus
                    (b) the aggregate amount, if any, by which five percent (5%) for each year, beginning on the date on which such Controlling Person became a Controlling Person, of such higher per share price exceeds the aggregate amount of all Common Stock dividends per share paid in cash since the date on which such Person became a Controlling Person. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.
                    The Board of Directors of the Corporation shall have the power and duty to determine, on the basis of information known to the Corporation, the value of any non-cash consideration offered in connection with a Business Combination. Any such determination made in good faith shall be conclusive and binding for all purposes of this Article.

                              (h)  Person shall mean an
                    individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof and any other entity, and shall include an Affiliate or Associate of any Person.

               4. No amendment to the Articles of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of at least a majority of all shares of the Common Stock of the Corporation that are not Beneficially Owned, directly or indirectly, by a Controlling Person, except that such vote may be by a majority of the outstanding shares of the Common Stock of the Corporation or as otherwise required by these Articles of Incorporation if

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
     as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, no Person is the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the outstanding shares of Common Stock of the Corporation.

               5. Nothing contained in this Article shall be construed to relieve any such Beneficial Owner of shares of the Corporation from any fiduciary obligations imposed by law.

          C. To the fullest extent now or hereafter permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment or repeal of this provision shall have any effect on any right or protection of any director or officer for or with respect to acts or omissions occurring prior to such amendment or repeal.

     EIGHTH: The address of the initial registered office of the corporation is 40 Stark Street, Manchester, New Hampshire 03101, (Mail: P.O. Box 326, Manchester, New Hampshire 03105) and the name of its initial registered agent at such address is John R. Mclane, Jr. The principal place of business is 1260 Elm Street, Manchester, New Hampshire 03101 and the mail address is P.O. Box 329, Manchester, New Hampshire 03105.

     NINTH: The number of directors constituting the initial board of directors is ten (10), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are:

          Name                               Address
          ----                               -------
     Stuart B. Avery, Jr.          2400 Massachusetts Avenue
                                   Cambridge, Massachusetts 02140

     Edward T. Borer               Hopper Soliday & Co., Inc.
                                   1401 Walnut Street
                                   Philadelphia, Pennsylvania 19102

     Dr. Sylvio L. Dupuis          Catholic Medical Center
                                   100 McGregor Street
                                   Manchester, New Hampshire 03102

     Joseph T. Kelley              The Berkshire Gas Co.
                                   115 Cheshire Road, P.O. Box 1388
                                   Pittsfield, Massachusetts 01201

     Charles L. Ladner             UGI Corporation
                                   Box 858
                                   Valley Forge, Pennsylvania 19482



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
     Floyd A. Lamb                 4 Loring Avenue
                                   P.O. Drawer M
                                   Kingston, Massachusetts 02364

     N. George Mattaini            Manchester Gas Company
                                   1260 Elm Street
                                   P.O. Box 329
                                   Manchester, New Hampshire 03105

     Leonard Milano                11 Lincoln Village Road
                                   Harwichport, Massachusetts 02646

     Charles R. Prichard           43 Berkeley Street
                                   Nashua, New Hampshire 03060

     Davis P. Thurber              c/o Bank of New Hampshire, N.A.
                                   P.O. Box 600
                                   Manchester, New Hampshire 03105

     TENTH:  The name and address of each incorporator is:

     Name                               Address
     ----                               -------
     Donald S. Inglis              Gas Service, Inc.
                                   70 East Pearl Street
                                   P.O. Box 1064
                                   Nashua, New Hampshire 03061

     N. George Mattaini            Manchester Gas Company
                                   1260 Elm Street
                                   P.O. Box 329
                                   Manchester, New Hampshire 03105

     John R. McLane, Jr.           McLane, Graf, Raulerson & Middleton
                                   Professional Association
                                   P.O. Box 326
                                   Manchester, New Hampshire 03105

     Charles F. Leahy              Orr & Reno, P. A.
                                   P.O. Box 709
                                   Concord, New Hampshire 03301

Dated:  May 11, 1982


                              Donald S. Inglis
                              ------------------------------
                              Donald S. Inglis, Incorporator


                              N. George Mattaini
                              --------------------------------
                              N. George Mattaini, Incorporator




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
                              John R. McLane, Jr.
                              ---------------------------------
                              John R. McLane, Jr., Incorporator


                              Charles F. Leahy
                              ------------------------------
                              Charles F. Leahy, Incorporator